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                                                                    Exhibit 21
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                               SUBSIDIARIES OF THE REGISTRANT

                                                          Percentage of Voting
                                                          Securities Owned By
                                                          Immediate Parent as
                                                          of August 31, 1998
                                                          ------------------
Consolidated subsidiaries of the Registrant
 (Jurisdiction of incorporation):
 Parker Drilling Company of South America, Inc. (Oklahoma)        100%
 Parker Drilling Company of Oklahoma, Inc. (Oklahoma)             100%
 Parker Technology, Inc. (Oklahoma) (1)                           100%
 Vance Systems Engineering, Inc. (Texas) (2)                      100%
 Parker Drilling Company International Limited (Nevada) (3)       100%
 Parker Drilling Company of New Guinea, Inc. (Oklahoma)           100%
 Parker Drilling Company Limited (Nevada)                         100%
 Parcan, Limited (Nevada) (4)                                     100%
 Hercules Offshore Corporation (Texas)                            100%

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Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary. All subsidiaries are included in the consolidated financial statements.
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(1)      Parker Technology, Inc. owns 100% of two subsidiary
         corporations, namely:
         Parco Masts and Substructures, Inc. (Oklahoma)
         Parker Valve Company (Texas)
         Parker Technology, Inc., also owns 50% of Parker Technology, L.L.C. (Louisiana).
(2) Vance Systems Engineering, Inc. owns 100% of Parker Drilling Company Limited (Bahamas) and 93% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma). Parker Drilling Company Limited owns 7% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma).
(3) Parker Drilling Company International Limited owns 100% of four subsidiary corporations, namely:
         Parker Drilling International of New Zealand Limited
         (New Zealand) Choctaw International Rig Corp. (Nevada) (which owns 100% of the common stock of Parker Drilling Company of Indonesia, Inc. (Oklahoma)) Creek International Rig Corp. (Nevada) (which owns 100% of Perforadora Ecuatoriana (Ecuador)) Parker Drilling Company of Argentina, Inc., (Nevada)
(4) Parcan Limited owns 100% of Parker Drilling U.S.A. Ltd. (Nevada) and 50% of Parker Drilling Company North America, Inc. (Nevada). Parker Drilling U.S.A. Ltd. owns 99% of Mallard Bay Drilling, L.L.C. (Oklahoma), 100% of Mallard Drilling International, Inc. (Cayman Islands), 40% of Parker Drilling Company North America, Inc. (Nevada), Quail Tools, L.L.P. (Oklahoma) and 100% of eight less significant subsidiaries.

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